                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 33- 14009) of Campbell Soup Company of our report dated September 30, 1994 appearing on page 2 of this Form 11-K.





/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP
Thirty South Seventeenth Street
Philadelphia, PA  19103
January 16, 1995